                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 14, 2001



                             BRANDYWINE REALTY TRUST
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          MARYLAND                          1-9106                           23-2413352
(State or Other Jurisdiction             (Commission                      (I.R.S. Employer
     of Incorporation)                   file number)                  Identification Number)

             14 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)

                                 (610) 325-5600
              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On March 14, 2001, Brandywine Realty Trust ("BRT"), through Brandywine Operating Partnership, L.P. (collectively with BRT, the "Company"), agreed to acquire from Prentiss Properties Acquisition Partners, L.P. ("Prentiss") and entities affiliated with Prentiss (collectively with Prentiss, the "Prentiss Group") a portfolio of properties (the "Acquisition Properties") located primarily in suburban Philadelphia and New Jersey. The Acquisition Properties consist of 26 office, three flex and one industrial buildings that contain an aggregate of approximately 1.6 million net rentable square feet, a four-story 103,000 square foot office building currently under construction in suburban Philadelphia and approximately 12.9 acres of developable land. (1)

         As part of its agreement to acquire the Acquisition Properties, the Company has agreed: (i) to convey to Prentiss four office properties located in Northern Virginia that contain an aggregate of approximately 657,389 net rentable square feet (the "Northern Virginia Properties"), (ii) to assume approximately $79.8 million of mortgage debt secured by certain of the Acquisition Properties and (iii) to pay approximately $19.6 million at closing and an additional amount of approximately $15.4 million over approximately a three-year period following closing.

         The Company has separately agreed to contribute to Prentiss its interest in a joint venture that owns two additional Northern Virginia office properties (the "Joint Venture Properties") that contain an aggregate of approximately 451,651 net rentable square feet in exchange for a combination of preferred units of limited partnership interest in Prentiss ("Preferred Units") and common units of limited partnership interest in Prentiss ("Common Units"). The Preferred Units, when issued, will have an aggregate stated value of $10.0 million, will accrue distributions at a rate of 7.5% per annum and will be redeemable in whole but not in part, at the option of the Company, at any time on or after the third anniversary of their issuance, for $10.0 million plus accrued but unpaid distributions. Prentiss will have the option of satisfying the redemption price either by paying cash or by delivering common shares of beneficial interest ("PPT Common Shares") of Prentiss Properties Trust having a then market value equal to the redemption price. The number of Common Units to be issued to the Company will equal $650,000 divided by the average closing price of the PPT Common Shares during the thirty trading days ending on the last trading day prior to the closing date. Each of the Common Units to be issued to the Company will be entitled to receive a distribution at the times and in the amounts that Prentiss Properties Trust pays a distribution on a PPT Common Share and will be exchangeable at the option of the Company on or after the second anniversary of its issuance for either an amount of cash equal to the then market value of one PPT Common Share at the time of the exchange or, at the option of Prentiss, for one PPT Common Share, subject to certain adjustments.

--------
(1) The 12.9 acres of developable land is comprised of approximately six acres remaining at 935 First Avenue in King of Prussia, Pennsylvania and 6.9 acres at Southpoint in Berwyn, Pennsylvania.

         As of March 14, 2001, the Acquisition Properties (excluding the 12.9 acres of developable land) were approximately 90% leased to 119 tenants. The following table identifies the location and net rentable square feet of the Acquisition Properties.

                                                                        Total Net      Office Net      Industrial Net     Flex Net
                                                                         Rentable       Rentable          Rentable        Rentable
   Property                     Town                 Park              Square Feet    Square Feet       Square Feet      Square Feet
   --------                     ----                 ----              -----------    -----------      --------------    -----------
PENNSYLVANIA

Valleybrooke 100               Malvern           Valleybrooke             18,400         18,400
Valleybrooke 200               Malvern           Valleybrooke             12,600         12,600
Valleybrooke 300               Malvern           Valleybrooke             33,000         33,000
Valleybrooke II                Malvern           Valleybrooke             97,762         97,762
Valleybrooke III               Malvern           Valleybrooke            118,121        118,121
Southpointe I                  Berwyn            Southpoint               60,099         60,099
Southpointe II                 Berwyn            Southpoint               60,371         60,371
Southpointe III                Berwyn            Southpoint               86,000         86,000
Southpoint V                   Berwyn            Southpoint               43,480         43,480
100 Arrandale Blvd. (1)        Exton             Oaklands                 34,931         34,931
436 Creamery Way               Exton             Oaklands                 72,300                                           72,300
440 Creamery Way (1)           Exton             Oaklands                 57,218                                           57,218
442 Creamery Way (1)           Exton             Oaklands                104,500                          104,500
457 Creamery Way               Exton             Oaklands                 36,019         36,019
467 Creamery Way               Exton             Oaklands                 42,000         42,000
111 Arrandale Blvd. (1)        Exton             Oaklands                 10,479         10,479
479 Thomas Jones Way           Exton             Oaklands                 49,264         49,264
481 John Young Way (1)         Exton             Oaklands                 19,275         19,275
429 Creamery Way               Exton             Oaklands                 63,420                                           63,420
470 John Young Way             Exton             Oaklands                 15,085         15,085
412 Creamery Way               Exton             Oaklands                 38,098         38,098
Croton Road Office Center      King of Prussia   N/A                      96,909         96,909

         TOTAL PENNSYLVANIA                                            1,169,331        871,893           104,500         192,938

NEW JERSEY

CenterPointe at East Gate      Mount Laurel      East Gate                44,739         44,739
Lake Center II                 Marlton           Lake Center Exec.        40,287         40,287
Lake Center IV                 Marlton           Lake Center Exec.        76,359         76,359
Woodland Falls I               Cherry Hill       Woodland Falls           60,604         60,604
Woodland Falls III             Cherry Hill       Woodland Falls           78,509         78,509
Woodland Falls IV              Cherry Hill       Woodland Falls           76,352         76,352

         TOTAL NEW JERSEY                                                376,850        376,850

DELAWARE
                                                 Pencader
111 Pencader Drive             Newark            Corporate Center         28,653         28,653
                                                 Pencader
113 Pencader Drive             Newark            Corporate Center         24,012         24,012

         TOTAL DELAWARE                                                   52,665         52,665

OVERALL TOTAL                                                          1,598,846      1,301,408           104,500         192,938

                                                                                          81.39%             6.54%          12.07%

----------------------------------

(1) Fee title to this property is owned by a limited partnership. At closing, the Company has agreed to acquire a 98% interest in the cash flow and profits and a 78% interest in the capital in such partnership. The Company will acquire an additional 1% interest in the cash flow and profits and an additional 11% interest in the capital of such partnership in August 2001 and will acquire the balance of the residual interest approximately three years following the closing for an aggregate payment of approximately $2.2 million. This transfer of ownership structure is intended to comply with a statutory exemption from Pennsylvania real estate transfer taxes. However, the Company and Prentiss have not obtained a specific ruling from the Pennsylvania Department of Revenue as to the applicability of such exemption to this transaction.

         The table set forth below shows scheduled lease expirations for leases in place at February 28, 2001 for the Acquisition Properties for each of the next ten years beginning January 2001, assuming none of the tenants exercises renewal options or termination rights, if any, at or prior to scheduled expirations:

                           Scheduled Lease Expirations

                                                                                                Percentage of Total
                                                                    Final Annualized Base      Final Annualized Base
Year of Lease         Number of Leases     Net Rentable Square       Rent From Properties      Rent From Properties
  Expiration          Expiring Within      Footage Subject to          Under Expiring             Under Expiring          Cumulative
(December 31)             the Year          Expiring Leases                Leases(1)                  Leases                   %
-------------         ----------------     -------------------      ---------------------      ---------------------      ----------
                                                                        (in thousands)
     2001                    19                  131,406                    $2,126                     7.5%                   7.5%
     2002                    19                  166,096                     2,430                     8.6%                  16.1%
     2003                    24                  192,844                     3,365                    11.9%                  28.0%
     2004                    29                  230,595                     4,855                    17.1%                  45.1%
     2005                    32                  183,107                     4,274                    15.1%                  60.2%
     2006                    14                  106,932                     2,292                     8.1%                  68.3%
     2007                     5                   98,076                     1,465                     5.2%                  73.5%
     2008                     6                   55,388                     1,377                     4.9%                  78.4%
     2009                     4                   58,682                     1,759                     6.2%                  84.6%
     2010                     1                    6,241                       145                     0.5%                  85.1%
  Thereafter                  6                  202,271                     4,201                    14.9%                 100.0%
                            ---                ---------                   -------                   ------
    Totals                  159                1,431,638                   $28,289                   100.0%
                            ===                =========                   =======                   ======

------------------
(1) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate of base rents, excluding tenant reimbursements, in the final month prior to expiration multiplied by twelve. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and common area utility charges.

         The development property included in the Acquisition Properties is a four-story office building which is currently being constructed and will contain approximately 103,000 square feet located in King of Prussia, Pennsylvania. The development property is currently not leased and is estimated to be completed during the first quarter of 2002. The completion of the development property is contingent on receiving required land development approvals and there can be no assurance that the Company will be able to obtain all such approvals to meet the estimated completion date.

         Management believes the approximately 12.9 acres of remaining undeveloped land included in the Acquisition Properties can accommodate development of approximately 178,000 square feet of office space. Development of such land is subject to receipt of land development and other third party approvals, and there can be no assurance that the Company would be able to obtain all such approvals if and when it seeks to develop such land.

         The Company acquired the four Northern Virginia Properties which it has agreed to convey to Prentiss in September 1998 as part of its acquisition of a portfolio of properties from affiliates of Lazard Freres Real Estate Investors. As of January 31, 2001, the Northern Virginia Properties were approximately 99% leased to 25 tenants. The following table identifies the location and net rentable square feet of the Northern Virginia Properties.

                                           Total Net Rentable      Percentage
 Property                Town                  Square Feet          Occupied
 --------                ----              ------------------      ----------
                                             (in thousands)
Plaza 1900          Tysons Corner, VA              203               100.0%
Oakwood Center      Fairfax, VA                    130                92.5%
Greenwood           Fairfax, VA                    151               100.0%
Campus Point        Reston, VA                     172               100.0%

         The Company formed the Joint Venture in September 1999 with an unaffiliated third party to acquire title to: (1) 1676 International Drive, McLean, Virginia, a twelve-story office building containing approximately 295,414 net rentable square feet and (2) 8260 Greensboro Drive, McLean, Virginia, a five-story office building containing approximately 156,237 net rentable square feet. Upon contribution by the Company of its interest in the Joint Venture to Prentiss, the Company will assign to an affiliate of Prentiss its rights under a leasing and management agreement with the Joint Venture.

         Prentiss and other members of the Prentiss Group are unaffiliated with the Company. The Company based its determination of the acquisition price of the Acquisition Properties, and the related terms of the transactions, on the expected cash flow, physical condition, location, existing tenancies and opportunities to retain and attract additional tenants. The acquisition price and related terms of the transactions were determined by arm's-length negotiation between the Company and Prentiss.

         Upon consummation of the transactions on the terms provided for in the transaction agreements, the Company's portfolio will consist of 221 office properties containing an aggregate of approximately 14.5 million net rentable square feet, 55 industrial properties containing an aggregate of approximately
2.8 million net rentable square feet and 1 mixed use property containing approximately 185,000 net rentable square feet. In addition, the Company's land holdings will consist of approximately 582 acres, which management estimates can accommodate approximately 4.9 million net rentable square feet of office and industrial development.

         Consummation of the transaction is subject to customary closing conditions, including receipt of third party consents and, in the case of the development property and the remaining developable land in King of Prussia, waiver by a third party of a purchase right. Accordingly, no assurance can be given that all or part of the transaction will be consummated or that, if consummated, the transaction would follow all of the terms set forth in the transaction agreements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)  Exhibits.

             10.1  Exchange Agreement (Virginia properties)
             10.2  Exchange Agreement (Pennsylvania/New Jersey properties)
             10.3  Agreement of Purchase and Sale (Fee Transfer properties)
             10.4  Agreement of Purchase and Sale (Entity Transfer properties)
             10.5  Contribution Agreement (Joint Venture Interest)
             10.6  Agreement of Purchase and Sale (935 First Avenue)
             10.7 Form of Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Prentiss
             99.1  Press Release, dated March 14, 2001


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BRANDYWINE REALTY TRUST


Date: March 23, 2001            By: /s/ Gerard H. Sweeney
                                    --------------------------------------------
                                    Title: President and Chief Executive Officer